UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 29, 2006

COMSYS IT PARTNERS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13956 (Commission File Number)	56-1930691 (IRS Employer Identification No.)
4400 Post Oak Parkway, Suite 1800
Houston, Texas 77027
(Address of Principal Executive Offices)
(713) 386-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
     Effective July 27, 2006, we entered into an employment agreement with our Chief Executive Officer, Larry L. Enterline, as reported on a Form 8-K dated as of August 2, 2006. Mr. Enterline received a restricted stock award of 150,000 restricted shares of common stock in connection with the execution of his employment agreement. One-third (or 50,000 shares) was scheduled to vest on the grant date and two-thirds (or the remaining 100,000 shares) are scheduled to vest in substantially equal installments on each of January 1, 2007, January 1, 2008 and January 1, 2009.
     On September 29, 2006, we entered into a modification agreement with Mr. Enterline that amended the vesting schedule for Mr. Enterline’s restricted stock award. As a result of this amendment, the 50,000 shares that were originally scheduled to vest on the grant date were rescheduled to vest on the earlier of (i) January 1, 2009 or (ii) the termination of Mr. Enterline’s employment for any reason that would entitle him to severance benefits under Section 6 of his employment agreement (as amended from time to time). All other terms of the original award and his employment agreement remained unchanged. We will record stock based compensation expense of approximately $150,000 in the fiscal 2006 third quarter related to Mr. Enterline’s restricted shares.
     In addition, the Compensation Committee made certain modifications to the COMSYS 2004 Management Incentive Plan (the "Plan"). The Plan was originally implemented to provide for restricted stock awards to certain of our executive officers and key employees (including our Senior Vice President and Chief Financial Officer, Joseph C. Tusa, Jr., and our Senior Vice President - Corporate Development, David L. Kerr). The Committee observed that the time vesting for the existing awards was close to completion and concluded that the performance vesting targets appeared to be unattainable. As a result, the Committee approved amendments to the vesting targets for the old performance vesting shares (approximately 60,000 shares for each of Mr. Tusa and Mr. Kerr), and under these amendments two-thirds of these shares will now vest over the three-year period ending January 1, 2010 and one-third will vest over the same three-year period based on the attainment of new performance vesting targets. The purpose of these modifications was to retain the services of the participants in this plan and provide an incentive for the participants to contribute to our long-term success after January 1, 2007, when the initial three-year vesting schedule for the original restricted shares expires. In addition, under the modification agreements, the participants forfeited a portion of their performance-based restricted shares and waived re-allocation rights with respect to restricted shares that had been or may in the future be forfeited by other participants in the Plan who no longer remain in service with the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.
Date: October 5, 2006	By:	/s/ JOSEPH C. TUSA, JR.
		Name:	Joseph C. Tusa, Jr.
		Title:	Senior Vice President and Chief Financial Officer